Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS: That the undersigned, a director or officer, or both, of LiveRamp Holdings, Inc. (“LiveRamp”), acting pursuant to authorization of the Board of Directors of LiveRamp, hereby appoints Catherine L. Hughes and Jerry C. Jones, or any one of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a director or officer, or both, of LiveRamp, to sign a Registration Statement on Form S-3, together with all necessary exhibits, and any amendments (including post-effective amendments) and supplements thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance and sale of shares of common stock, $.10 par value per share, of LiveRamp to be issued and delivered pursuant to the Share Purchase Agreement, dated as of July 6, 2020, by and among the shareholders of Acuity Data, a French company, LiveRamp France, a French company and wholly owned indirect subsidiary of LiveRamp, and LiveRamp, as guarantor, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

Signed:	/s/ John L. Battelle
Name:	JOHN L. BATTELLE, Director

Signed:	/s/ Timothy R. Cadogan
Name:	TIMOTHY R. CADOGAN, Director

Signed:	/s/ Vivian Chow
Name:	VIVIAN CHOW, Director

Signed:	/s/ Richard P. Fox
Name:	RICHARD P. FOX, Director

Signed:	/s/ William J. Henderson
Name:	WILLIAM J. HENDERSON, Director

Signed:	/s/ Scott E. Howe
Name:	SCOTT E. HOWE, Director and Chief Executive Officer (principal executive officer)

Signed:	/s/ Clark M. Kokich
Name:	CLARK M. KOKICH, Director (Non-Executive Chairman of the Board)

Signed:	/s/ Kamakshi Sivaramakrishnan
Name:	KAMAKSHI SIVARAMAKRISHNAN, Director

Signed:	/s/ Omar Tawakol
Name:	OMAR TAWAKOL, Director

Signed:	/s/ Debora B. Tomlin
Name:	DEBORA B. TOMLIN, Director

Signed:	/s/ Warren C. Jenson
Name:	WARREN C. JENSON, President, Chief Financial Officer, and Executive Managing Director of International (principal financial and accounting officer)